Exhibit 99.1

BIOSCRIP, INC.

1600 Broadway, Suite 950

Denver, Colorado 80202

(720) 697-5200

NOTICE OF ACTION WITHOUT A MEETING

OF THE HOLDERS OF BIOSCRIP, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

June 1, 2016

To holders of BioScrip, Inc. Series A Convertible Preferred Stock:

Notice is hereby given to holders of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of BioScrip, Inc., a Delaware corporation (the “Company”), pursuant to Section 228(e) of the General Corporation Law of the State of Delaware, Section 2.08 of the Amended and Restated By-laws of the Company and Section 5(c) of the Certificate of Designations of the Series A Preferred Stock, that on June 1, 2016, the action set forth on Exhibit A to this notice was approved by written consent of the holders of a majority in voting power of the outstanding shares of Series A Preferred Stock.

In accordance therewith, Christopher S. Shackelton has been reelected to the Board as the Series A designated director, effective June 1, 2016.

This notice is for your information only and does not require any action on your part.

BIOSCRIP, INC.
a Delaware corporation

By:	/s/ Kathryn M. Stalmack
Name: Kathryn M. Stalmack
Title: Senior Vice President, Secretary and General Counsel

Exhibit A

WRITTEN CONSENT
OF
HOLDERS OF A MAJORITY OF
BIOSCRIP, INC.’S
SERIES A CONVERTIBLE PREFERRED STOCK

June 1, 2016

 _________________________________________________

WHEREAS, on March 9, 2015, BioScrip, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P. and Blackwell Partners, LLC, Series A, (collectively, the “PIPE Investors”), which are all affiliates of Coliseum Capital Management, LLC (“Coliseum”);

WHEREAS, pursuant to the terms of the Purchase Agreement, the Company issued and sold to the PIPE Investors in a private placement an aggregate of 625,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) and 3,600,000 warrants to purchase the Company’s common stock, for gross proceeds of $62.5 million;

WHEREAS, pursuant to the terms of the Preferred Stock, so long as shares of Preferred Stock representing at least five percent (5%) of the outstanding voting stock of the Company (on an as converted basis) are outstanding, holders of shares of Preferred Stock, by the vote or written consent of the holders of a majority in voting power of the outstanding shares of the Preferred Stock shall have the right to designate one (1) member to the board of directors of the Company, in addition to such members as are elected by holders of Company’s common stock of the Company;

WHEREAS, as of the date hereof, shares of Preferred Stock representing at least five percent (5%) of the outstanding voting stock of the Corporation (on an as converted basis) are outstanding, and the PIPE Investors hold a majority of the shares and a majority of the voting power of the outstanding Preferred Stock,

NOW THEREFORE BE IT RESOLVED, that each of the PIPE Investors hereby designates Christopher Shackelton to the Company’s board of directors; and be it

FURTHER RESOLVED, that any authorized officer of the PIPE Investors be, and each of them hereby is, authorized and directed, in the name and on behalf of each of the PIPE Investors to take such other further action and to execute and deliver any and all related or necessary agreements, instruments, certificates, waivers, consents and other documents in the name and on behalf of any PIPE Investor, as in their judgment or the judgment of any of them, shall be necessary, appropriate, advisable or convenient to effectuate the purposes and intent of the foregoing resolutions, including using commercially efforts to provide reasonable assistance to the Company in complying with its obligations pursuant to the statutory requirements of Section 228(e) of the Delaware General Corporation Law; and be it

FURTHER RESOLVED, that each of the PIPE Investors hereby authorizes this consent to be included as Exhibit A to the Company’s notice required under such Section 228(e) to be provided to non-consenting holders of Preferred Stock, which notice may also be filed by the Company electronically on EDGAR with the Securities and Exchange Commission; and be it

FURTHER RESOLVED, that all acts of the authorized officers of each of the PIPE Investors and of any person or persons designated and authorized to act by any authorized officer, which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved and adopted as acts in the name and on behalf of each of the PIPE Investors.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this written consent of holders of a majority of the Preferred Stock, as of the date first written above.

COLISEUM CAPITAL PARTNERS, L.P.
COLISEUM CAPITAL PARTNERS II, L.P.
BLACKWELL PARTNERS, LLC, SERIES A

By: Coliseum Capital Management, LLC, as Investment Manager

/s/ Adam Gray
By: Adam Gray
Title: Managing Partner